UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 15, 2011

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) At a regularly scheduled Board meeting on February 15, 2011, Mr. David A. Trice, a director of Hornbeck Offshore Services, Inc. (the “Company”) submitted his resignation as a director of the Company effective at the conclusion of the Board meeting. Mr. Trice advised the Company’s Board that, in addition to several other boards he is already serving on, he was soon planning to join yet another board and recognized that, after eight years of service, it was an appropriate time for his exit from the Hornbeck Offshore Board.

Mr. Todd M. Hornbeck, Chairman, President and Chief Executive Officer, speaking on behalf of the Company, commented, “At our quarterly Board meeting last week, we bid farewell to Mr. David Trice, one of our independent directors, who has served our Company well since October 2002. All of us here at Hornbeck Offshore would like to thank David for his many years of service and wise counsel to our Company and wish him all the best in his many future endeavors.”

Mr. Trice was serving as one of four members of the Audit Committee and as Chairman of the Compensation Committee. The Board will make appropriate modifications to the committee assignments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: February 22, 2011	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer